                                  EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated February 23, 2001, accompanying the consolidated financial statements of Community First Banking Company contained in the First Amendment to the Registration Statement and Prospectus on Form S-4. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

PORTER KEADLE MOORE, LLP

Atlanta, Georgia
April 10, 2001